Exhibit 99.20
CONVENIENCE TRANSLATION
Dritte BV Gesellschaft mit beschränkter Haftung
Restated Financial Statements for Fiscal 2004
Balance Sheet as of December 31, 2004
ASSETS

	Dec. 31, 2004	Dec. 31, 2003
	EUR	EUR
Current assets
Receivables and other assets
Receivables from affiliated companies	7,423	—

Cash on hand, checks and balances with the Bundesbank and other banks	17,132	25,000
	24,555	25,000

	24,555	25,000

EQUITY AND LIABILITIES

	Dec. 31, 2004	Dec. 31, 2003
	EUR	EUR
Equity

Capital stock	25,000	25,000
Loss carried forward	(445)
Net income/loss	0	(445)

	24,555	24,555

Provisions

Other provisions		445

	24,555	25,000

CONVENIENCE TRANSLATION
Dritte BV Gesellschaft mit beschränkter Haftung
Restated Financial Statements for Fiscal 2004
Income Statement for the Fiscal Year from
January 1 to December 31, 2004

	2004	2003
	EUR	EUR
General administration expenses	7,125	425

Other operating expenses	184	20

Income from ordinary operations	(7,309)	(445)

Income from loss transfer	7,309	—

Net income/loss	0	(445)

CONVENIENCE TRANSLATION
Dritte BV Gesellschaft mit beschränkter Haftung
Restated Financial Statements for Fiscal 2004
Notes to the financial statements
Accounting Policies
The annual financial statements for Dritte BV Gesellschaft mit beschränkter Haftung have been prepared in accordance with the provisions of the German Commercial Code (HGB) applicable to small limited liability companies as defined in § 267 para. 1 HGB. These annual financial statements are an amended and restated version of the financial statements for fiscal 2004 dated April 19, 2005, which were adopted on April 28, 2005. The original financial statements are appended to the restated financial statements.
The amendments to the balance sheet and income statement comprise renaming certain items. The prior-year figures previously stated in thousands of euros (EUR ‘000) have been replaced by amounts in euros (EUR). Imprecise statements relating to accounting policies and recognition and valuation principles have been specified in more detail. Details of receivables due from the company’s stockholder, Bayer AG, have been expanded.
The recognition and valuation principles used in previous year have been retained in these financial statements. The income statement has been drawn up using the cost-of-sales method.
The parent company, Bayer AG, Leverkusen, Germany, prepares consolidated financial statements. A copy of its consolidated financial statements can be obtained from its registered office. The consolidated financial statements are deposited with the Commercial Register of the Local Court (Amtsgericht) in Cologne, HRB 48248, and have been published in the Federal Gazette (Bundesanzeiger).
Recognition and Valuation Principles
Receivables are stated at nominal value, less any necessary write-downs for amounts unlikely to be recovered.
Other provisions are established to cover all foreseeable risks and uncertain liabilities, based on reasonable estimates of such commitments as of the reporting date.
Notes to the Balance Sheet
Receivables from affiliated companies
The receivables are due from the company’s stockholder Bayer AG.
Cash on hand, checks and balances with the Bundesbank and other banks
The company has bank balances totaling €17,132 (December 31, 2003: €25,000).

CONVENIENCE TRANSLATION
Other Information
Management
Dr. Armin Buchmeier, attorney-at-law
Joachim Reinders, business studies graduate
Leverkusen, June 30, 2006
Dritte BV Gesellschaft mit beschränkter Haftung
( Dr. Buchmeier )       ( Rosenberg )

CONVENIENCE TRANSLATION
Balance Sheet
for Dritte BV GmbH
as of December 31, 2004
A S S E T S

	Dec. 31, 2004	2003
	EUR	EUR '000

Current assets
Receivables from affiliated companies	7,423	—

Bank balances	17,132	25

	24,555	25

EQUITY AND LIABILITIES

	Dec. 31, 2004	2003
	EUR	EUR

Equity
Capital stock	25,000	25
Loss carried forward	(445)

	24,555
Provisions
Other provisions

	24,555	25

CONVENIENCE TRANSLATION
Income Statement
for Dritte BV GmbH as of December 31, 2004

	December 31, 2004	2003
	EUR	EUR ’000
General administration expenses	7,125	—

Other operating expenses	184

Income from ordinary operations	7,309	—

Other interest and similar income from affiliated companies	0	0

Interest and similar expenses paid to affiliated companies	0	0

Net interest position	0	0

Non-operating result	0	0
Income from ordinary operations / earnings before income taxes	(7,309)	—

Income from loss transfer	7,309	—

Net income/loss	0	—

CONVENIENCE TRANSLATION
Notes to the Financial Statements
of Dritte BV GmbH, Leverkusen, as of December 31, 2004
General
The accounting and valuation principles of Dritte BV used in the past have been retained in these financial statements.
To enhance clarity, certain items are combined in the income statement and balance sheet. These items are explained in the Notes.
The parent company, Bayer AG, Leverkusen, prepares consolidated financial statements which are available from its registered office.
Recognition and Valuation Principles
Receivables and other assets are recognized at nominal value.
Other provisions are established to cover all foreseeable risks and uncertain liabilities. The provisions for uncertain liabilities reflect the amounts expected to be used.

CONVENIENCE TRANSLATION
Notes to the Balance Sheets
Bank balances
The company has bank balances totaling €17,132.
Other Information
Management
The managing directors were:
Dr. Armin Buchmeier
Joachim Reinders
Leverkusen, April 19, 2005
Dritte BV GmbH
(Dr. Buchmeier)       (Rosenberg)